UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 2, 2018

CITRIX SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27084	75-2275152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 West Cypress Creek Road
Fort Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 267-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Accelerated Share Repurchase Program

On February 2, 2018, Citrix Systems, Inc. (the “Company”) entered into a Master Confirmation (the “Master ASR Confirmation”) and a Supplemental Confirmation (the “Supplemental Confirmation” and, together with the Master ASR Confirmation, the “ASR Agreement”), with Goldman Sachs & Co. LLC (the “ASR Counterparty”), as part of the Company’s share repurchase program. Under the ASR Agreement, the Company will pay $750 million to the ASR Counterparty and receive approximately 6.5 million shares of its Common Stock from the ASR Counterparty on February 5, 2018. The total number of shares of Common Stock that the Company will repurchase under the ASR Agreement will be based on the average of the daily volume-weighted average prices of the Common Stock during the term of the ASR Agreement, less a discount. At settlement, the ASR Counterparty may be required to deliver additional shares of Common Stock to the Company or, under certain circumstances, the Company may be required to deliver shares of Common Stock, at the Company’s election, or make a cash payment to the ASR Counterparty. Final settlement of the ASR Agreement is expected to be completed by the end of April 2018, although the settlement may be accelerated at the ASR Counterparty’s option.

The ASR Agreement contains the principal terms and provisions governing the accelerated share repurchase, including, but not limited to, the mechanism used to determine the number of shares of Common Stock that will be delivered, the required timing of delivery of the shares, the circumstances under which the ASR Counterparty is permitted to make adjustments to valuation and calculation periods, and various acknowledgements, representations and warranties made by the Company and the ASR Counterparty to one another. The ASR Agreement also provides that the ASR Counterparty can terminate the transaction following the occurrence of certain specified events, including major corporate transactions involving the Company.

The foregoing description of the ASR Agreement does not purport to be complete and is qualified in its entirety by reference to the Master Confirmation (including the form of Supplemental Confirmation), which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On February 2, 2018, the Company issued a press release announcing that the Company has entered into an ASR pursuant to the ASR Agreement. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

10.1	Master Confirmation between Goldman Sachs & Co. LLC and Citrix Systems, Inc., dated February 2, 2018.

99.1	Press release dated February 2, 2018 of Citrix Systems, Inc.

Exhibit Index

Exhibit No.	Description

10.1	Master Confirmation between Goldman Sachs & Co. LLC and Citrix Systems, Inc., dated February 2, 2018.

99.1	Press release dated February 2, 2018 of Citrix Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Dated: February 2, 2018	By:	/s/ Antonio Gomes
Name: Antonio Gomes
Title: Senior Vice President and General Counsel